SIDLEY AUSTIN llp ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

 October 18, 2012

Employee Benefits Security Administration
Office of Exemption Determination
U.S. Department of Labor
Room N-5700
200 Constitution Avenue NW.
Washington, DC 20210
e-OED@dol.gov

Re:           Request for Individual Exemption on Behalf of AT&T Inc.

Dear Sir or Madam:

Pursuant to U.S. Department of Labor (the “Department”) Regulations issued at 29 CFR § 2570.30 et seq., AT&T Inc. respectfully requests an exemption from the prohibited transaction provisions of sections 406(a)(1)(A), 406(a)(1)(E), 406(a)(2), 406(b)(1) and 407(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the parallel provisions of section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), for an in-kind contribution of 320 million Series A Cumulative Perpetual Preferred Membership Interests of AT&T Mobility II LLC to the SBC Master Pension Trust, which holds assets of two U.S. defined benefit pension plans maintained by AT&T Inc. and its affiliates, and certain related transactions.

Below is a description of the transactions and requested exemption, as well as the information supporting the request, as required under U.S. Department of Labor Regulation § 2570.34 and § 2570.35.  As explained in more detail below, the approval of this request will help AT&T Inc. enhance the long term financial viability of its pension plans that benefit over 600,000 employees, retirees, and beneficiaries. Further, the requested exemption is administratively feasible, in the interests of plan participants and beneficiaries and protective of their rights, as required by section 408(a) of ERISA.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.
CH1 5883913v.23

Employee Benefits Security Administration
October 18, 2012

I.	INFORMATION PROVIDED PURSUANT TO 29 CFR § 2570.34

A.	Name of Applicant (29 CFR § 2570.34(a)(1)):

                                 This application is submitted on behalf of AT&T Inc. and its affiliated parties in interest described below (collectively, “AT&T”).

B.	Detailed Description of the Exemption Transactions and the Parties in Interest for Whom an Exemption is Requested (29 CFR § 2570.34(a)(2)):

             1.             Description of Parties in Interest for Whom an Exemption is Requested:

                             (a)  AT&T Inc.

                AT&T Inc., formerly known as SBC Communications Inc., is a holding company incorporated under the laws of the State of Delaware in 1983 that has its principal executive offices at 208 S. Akard St., Dallas, Texas, 75202 (telephone number 210-821-4105).  AT&T, with a market capitalization in excess of $200 billion, is a leading provider of telecommunications services in the United States and internationally.  AT&T is ranked number 11 on Fortune Magazine’s 2012 list of the 500 largest corporations in America.  AT&T offers its services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide.  The services and products that AT&T offers vary by market, and include: wireless communications, local exchange services, long-distance services, data/broadband and Internet services, video services, tele-communications equipment, managed networking and wholesale services.

               AT&T’s wireless business (“AT&T Mobility”) is the fastest growing part of AT&T’s business.  AT&T Mobility earned operating revenues totaling $63.212 billion and income totaling $15.278 billion in the year ended December 31, 2011.  During the same year, AT&T’s total revenue was $126.723 billion and its cash from operating activities was $34.6 billion.  Revenue from wireless data increased from $4.3 billion in 2006 to $22 billion in 2011.  The continued financial success of AT&T, anchored by the growth of AT&T Mobility which accounted for approximately 50% of the total operating revenue for all of AT&T’s business segments, has allowed AT&T to pay $10.2 billion in dividends to shareholders in 2011 which was the 28th consecutive year of annual dividend increases for AT&T.  At the same time, AT&T has invested a significant amount of capital into operations and assets in order to ensure its continued growth.  From 2007 through 2011, AT&T has invested more capital into the U.S. economy than any other public company, totaling more than $115 billion, including acquiring spectrum and other assets that enhance its wireless and wired networks.  In 2011, more than $20 billion was invested into AT&T’s and AT&T Mobility’s networks.

Employee Benefits Security Administration
October 18, 2012

                                               (b)  AT&T Mobility II LLC

               AT&T Mobility II LLC (the “Issuer”), an indirect wholly-owned subsidiary of AT&T Inc., is a Delaware limited liability company that has its principal executive offices at 1025 Lenox Park Blvd, NE, Atlanta, GA, 30319.  The Issuer provides the wireless services marketed under AT&T’s name and is one of the largest wireless telecommunications providers in the United States.  The Issuer serves approximately 103 million mobile users over a nationwide network that spans all major metropolitan areas, and is the single most profitable, financially strong and fastest growing business segment in AT&T’s affiliated group.

                                 2.   Description of Exemption Transactions

               AT&T Inc. proposes to make an in-kind contribution (the “Contribution”) of 320 million Series A Cumulative Perpetual Preferred Membership Interests of the Issuer, a newly-created class of membership interests (the “Preferred Interests”), to the SBC Master Pension Trust (the “Trust”).  The Trust holds assets of the AT&T Pension Benefit Plan and the AT&T Puerto Rico Pension Benefit Plan (collectively, the “Plans”).  The Issuer will be recapitalized by amending its governing documents to provide for an additional class of equity consisting of the Preferred Interests.  The Preferred Interests will be issued by the Issuer to AT&T Inc. and then contributed by AT&T Inc. to the Trust.  Brock Fiduciary Services, LLC (the “Independent Fiduciary”) has been engaged to serve as independent fiduciary, appraiser and investment manager with respect to the transactions covered by the exemption being requested.  The Independent Fiduciary is well qualified to provide such services, as described in Section I.B.2.(c) below and in its valuation report, attached as Exhibit B.

               The Contribution will be made as soon as practicable after the exemption is granted.  Below is a description of the Preferred Interests and a Contribution Agreement that will set forth the terms of the Contribution.

               (a)  Description of the Preferred Interests.  The Preferred Interests will be a newly created class of preferred membership interests, 100% of which will be contributed and owned by the Trust upon the grant by the Department of the exemption requested herein.  Currently, the only membership interests issued by the Issuer are common membership interests, all of which are held by AT&T.

Employee Benefits Security Administration
October 18, 2012

          (1)  Liquidation Value.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer, then, before any distribution or payment will be made to the holders of any other class or series of equity interests, the holders of the Preferred Interests will be entitled to $25.00 per Preferred Interest (i.e., $8 billion in the aggregate) plus any accrued and unpaid distributions.

          (2)  Senior Rank.  The Preferred Interests will rank senior to any other class or series of equity interests in the Issuer, now in existence or created in the future, in respect of the right to receive distributions and the right to receive payments or distributions out of the assets of the Issuer upon voluntary or involuntary liquidation, dissolution or winding up of the Issuer.  Therefore, in the unlikely event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer, the Trust, as the holder of the Preferred Interests, will be entitled to receive the liquidation value of the Preferred Interests and any accrued cumulative but unpaid distributions, before any liquidating distribution or payment is made to the holders of any other class of equity interests of the Issuer.

          (3)  Fair Market Value.  The fair market value of a Preferred Interest at any point in time is determined by the Independent Fiduciary in its sole discretion based primarily on the net present value of the expected distributions (described below) and Option Price (defined below) using a discount rate that reflects the assumed term as of the valuation date and an appropriate discount for the non-public nature of the Preferred Interests.  The Independent Fiduciary is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The Independent Fiduciary has extensive experience as an appraiser of non-publicly traded securities, including securities of the same type as the Preferred Interests. The Independent Fiduciary serves in a similar capacity in other material transactions that have received exemptions, including the Chrysler Group LLC notes and common shares and the General Motors Company common stock, preferred stock, and warrants contributed by those companies to the UAW Retiree Medical Benefits Trust. The combined value of the employer securities held in the UAW Retiree Medical Benefits Trust for which Brock is the independent fiduciary is approximately $20 billion.  It is currently estimated by the Independent Fiduciary, as independent fiduciary and qualified independent appraiser, that at the time of the Contribution (the “Contribution Date”), the Preferred Interests would have a fair market value of approximately $9.5 billion.  The Independent Fiduciary’s valuation report for the Preferred Interests is attached as part of Exhibit B.  The Independent Fiduciary will re-value the Preferred Interests immediately prior to the Contribution  Date using the methodology set forth in such valuation report (absent extraordinary circumstances).  The Independent Fiduciary will value the Preferred Interests on a quarterly basis after the Contribution Date, using the methodology set forth in such valuation report (absent extraordinary circumstances).

Employee Benefits Security Administration
October 18, 2012

          (4)  Distributions.  The Preferred Interests will accrue, pursuant to the Third Amended and Restated Limited Liability Company Agreement of AT&T Mobility II LLC (the “LLC Agreement”), cumulative distributions of $1.75 per Preferred Interest per annum, payable quarterly upon declaration by the Issuer. At any time when distributions on any outstanding Preferred Interests are in arrears for purposes of the LLC Agreement: (i) the Issuer will not be permitted to make any transfer of cash to AT&T Inc. or any other member of the Issuer, whether pursuant to a loan, equity distribution or any other arrangement, and (ii) AT&T Inc. will not be permitted to declare any dividends on or make any repurchases of its common stock.  It is in AT&T Inc.’s financial interest to, and AT&T intends to exercise its ownership rights in the Issuer to cause the Issuer to pay the fixed distribution on the Preferred Interests each quarter.

          (5)  Liquidity.  The Contribution will enhance the liquidity of the Trust’s investment portfolio.  First, the distributions described above would generate an expected annual cash flow of $560 million, a return not available in today’s financial market.  Such cash flow is in excess of the estimated 2013 minimum required contribution for AT&T (approximately $300 million) and would reduce the Trust’s need to liquidate other investments to provide for benefit payments.  In this connection, the Trust’s investment portfolio currently includes approximately $33 billion (out of total assets of approximately $46 billion) of highly liquid, publicly traded assets, enough to support approximately eight years of expected benefit payments, even assuming the Trust earned nothing on its assets, received no additional contributions and received none of the distributions described above.  In fact, the Trust's investment returns were approximately 5% in 2011, 14% in 2010 and 15% in 2009.  Second, adding the Preferred Interests to the Trust’s portfolio provides an attractive element of stability in a highly volatile market environment because of its fixed liquidation value, described above.  Third, the Preferred Interests will be transferrable to AT&T Inc. pursuant to the exercise of Put and Call Options described below (or transferrable to the “Purchaser”, as defined below, in the case of the Call Option). The Trust’s investment portfolio will be adjusted, to the extent prudent, to reflect that the Trust’s allocation to equity securities will include the Preferred Interests.

Employee Benefits Security Administration
October 18, 2012

          (6)  Voting Rights.  The Preferred Interests are non-voting and do not provide for participation in the management of the Issuer.

               (b)  Description of the Contribution Agreement.  The Preferred Interests, by their terms, are transferable, as described below, upon exercise of the Call Option or the Put Option described below.  The Contribution Agreement, attached as part of Exhibit D, will contain the following provisions:

          (1)  Option Price.  The price for each Preferred Interest (“Option Price”) in the event of an exercise of a Call Option or a Put Option (defined below) will be defined as the greater of (i) the fair market value of the Preferred Interest, determined by the Independent Fiduciary as of the last day of the calendar quarter preceding the date of notice of exercise of a Call Option or Put Option, as the case may be, or, for the portion of Preferred Interests that cannot be purchased due to the limitations described in paragraph (3) below, the fair market value of the Preferred Interest, determined by the Independent Fiduciary as of the last day of the calendar quarter immediately preceding the date such portion of the Preferred Interest is actually purchased by AT&T Inc., and (ii) the sum of (a) $25.00 (i.e., $8 billion in the aggregate) plus (b) any accrued and unpaid distributions.

          (2)  Call Option.  AT&T Inc. and its wholly-owned, direct or indirect, affiliates and the Issuer (individually or collectively, the “Purchaser”) will have the right to purchase from the Trust all or any portion of the Preferred Interests (the “Call Option”), at a price per Preferred Interest equal to the Option Price, at any time and from time to time (i) during the 12 month period following the date AT&T Inc. issues an annual report reflecting the fully funded status of the Plans (on a GAAP basis), (ii) on or after a “Change of Control” of the Issuer as described below (and subject to the additional terms described below) or (iii) on or after the fifth anniversary of the Contribution Date.  The Call Option will be exercisable upon 30 days’ prior written notice by the Purchaser.

Employee Benefits Security Administration
October 18, 2012

          (3)  Put Option.  The Trust will have the right to require AT&T Inc. to purchase the Preferred Interests (the “Put Option”), at a price per Preferred Interest equal to the Option Price, at any time and from time to time on or after the earlier of the first date that the Issuer’s debt-to-total-capitalization ratio (defined below) exceeds that of AT&T Inc., a “Change of Control” of the Issuer as described below (and subject to the additional terms described below) or the seventh anniversary of the Contribution Date; provided, however, that except in the event of a Change of Control of the Issuer, AT&T Inc. will not be required to purchase more than 106,666,667 Preferred Interests in any 12 month period.  The Issuer’s “debt-to-total-capitalization ratio” means the sum of the Issuer’s debt maturing within one year and long-term debt (both taken directly from the Issuer’s most recently prepared US GAAP balance sheet) divided by the sum of the Issuer’s debt maturing within one year, long-term debt and total members’ equity including outstanding Preferred Interests (all taken directly from the Issuer’s most recently prepared US GAAP balance sheet), and AT&T Inc.’s “debt-to-total-capitalization ratio” means the sum of AT&T Inc.’s debt maturing within one year and long-term debt (both taken directly from AT&T Inc.’s most recently prepared US GAAP balance sheet) divided by the sum of AT&T Inc.’s debt maturing within one year, long-term debt and total shareholders’ equity (all taken directly from AT&T Inc.’s most recently prepared US GAAP balance sheet).  Upon the Independent Fiduciary’s reasonable request, as of the end of any calendar quarter, but not more frequently than twice in any calendar year, AT&T Inc. will, within fourty-five (45) calendar days after the end of such calendar quarter. certify as to whether the Issuer’s debt-to-total-capitalization ratio exceeds that of AT&T Inc.  The Put Option will be exercisable by the Independent Fiduciary on behalf of the Trust upon 60 days’ prior written notice to AT&T Inc.  The obligation to purchase the Preferred Interests upon exercise of the Put Option may be consummated by any Purchaser.

          (4)  Change of Control Provision.  Upon the occurrence of any Change of Control (as defined below), AT&T Inc. may exercise or assign its Call Option to the Issuer or any successor owner of 50% or more of the capital or profits interest (or equity) of the Issuer (exclusive of the Preferred Interests).  If the Call Option is not exercised upon a Change of Control, the parties will negotiate in good faith to determine appropriate treatment of the Preferred Interests, which will be subject to the approval of the Independent Fiduciary in its sole discretion.  If no agreement can be reached within 60 days of the Change of Control, the Put Option will become immediately exercisable in full, thereby giving the Independent Fiduciary the right to require AT&T Inc. to purchase all or any portion of the Preferred Interests at the Option Price, except that (i) the limitation on the number of Preferred Interests that AT&T Inc. may be required to purchase in any twelve month period as described above will not apply and (ii) AT&T Inc. will have a period of up to one year to pay the Option Price.  “Change of Control” will mean either (A) the occurrence of any merger, reorganization or other transaction that results in AT&T Inc., directly or indirectly, owning less than fifty percent of the capital or profits interests (where the Issuer remains taxable as a partnership), or equity (if the Issuer becomes taxable as a corporation), of the Issuer (exclusive of the Preferred Interests) or (B) a transfer of fifty percent or more of the Plan liabilities and the Trust’s assets to an entity not under common control with AT&T Inc.

Employee Benefits Security Administration
October 18, 2012

          (5)  Settlement.  At the sole election of AT&T Inc., or other Purchaser, as the case may be, payment of the Option Price may be made in (i) fully paid and non-assessable shares of AT&T Inc. common stock (“AT&T Shares”), (ii) cash, or (iii) a combination of AT&T Shares and cash.  Any AT&T Shares delivered to pay all or a portion of the Option Price will be valued for the purpose of determining the number of AT&T Shares to be delivered to satisfy the Option Price described above, at the average closing price of the 20 trading days preceding the date of notice of exercise (or, in the case of a delayed payment pursuant to the twelve month payment period described in Section I.B.2.(b)(4) above in connection with a Change of Control, the 20 trading days preceding the date of payment).  AT&T Inc. and the Trust will execute and deliver a Registration Rights Agreement in substantially the form attached as part of Exhibit D.

          Notwithstanding anything herein to the contrary, in no event will AT&T Inc. or other Purchaser, as the case may be,  be required to deliver more than 250 million AT&T Shares (the “Capped Number”) to the Trust in settlement of the Option Price for the Preferred Interests; provided, however, AT&T Inc. may, in its discretion, deliver more than the Capped Number of AT&T Shares.  The Capped Number is equal to or less than the number of authorized but unissued AT&T Shares that are not reserved for future issuance on the date of determination of the Capped Number (which, for the avoidance of doubt, is [the date of execution], 2013).  In the event AT&T Inc., through delivery of the Capped Number of AT&T Shares and AT&T Shares in addition to the Capped Number of AT&T Shares, if any, will not have delivered the full number of AT&T Shares otherwise deliverable in settlement of the Option Price for the Preferred Interests, AT&T Inc. will use its best efforts to authorize and deliver additional AT&T Shares.  AT&T Inc. may elect, solely at its option, to settle the Option Price, in whole or in part, by delivering cash.  In the event of a merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, share combination, stock split, stock dividend, or other change in the corporate structure of AT&T Inc. affecting the AT&T Shares (including a conversion of the AT&T Shares into cash or other property), an adjustment may be made in the number and class of shares that may be delivered in settlement of the Option Price for the Preferred Interests, as determined by AT&T Inc. to prevent dilution with respect to the Capped Number and reflect such changes in corporate structure (e.g. substitution of successor shares).  In the event AT&T Inc., through delivery of the Capped Number of AT&T Shares and AT&T Shares in addition to the Capped Number of AT&T Shares, if any, will not have delivered the full number of AT&T Shares otherwise deliverable in settlement of the Option Price for the Preferred Interests (resulting in a shortfall), the Preferred Interests for which neither AT&T Shares nor cash have been delivered will remain outstanding, in accordance with their terms.

Employee Benefits Security Administration
October 18, 2012

   (c)  The Independent Fiduciary.

               The Independent Fiduciary has been appointed by AT&T Services, Inc. (an affiliate of AT&T Inc.), the Plans’ named fiduciary, as an independent fiduciary and appraiser for the Plans and the Plans’ participants and beneficiaries. The Independent Fiduciary is (i) independent of and unrelated to AT&T, and (ii) appointed to act pursuant to an Independent Fiduciary Agreement dated May 1, 2012, attached as part of Exhibit D on behalf of the Plans with respect to the Contribution and will be appointed under an Investment Management Agreement (“IMA”) attached hereto as part of Exhibit D with respect to the holding, management and disposition of the Preferred Interests.  The Independent Fiduciary does not directly or indirectly control, is not controlled by, and is not under common control with AT&T.  In addition, the Independent Fiduciary does not directly or indirectly receive any compensation or other consideration from AT&T. The Independent Fiduciary’s fees and expenses as Independent Fiduciary will be paid by the Plans, although for convenience, AT&T may from time to time pay the Independent Fiduciary’s fees and expenses and receive reimbursement from the Plans to the extent permitted by law.  The Independent Fiduciary’s compensation for its services is not contingent upon or in any way affected by the Independent Fiduciary’s decisions.  The Independent Fiduciary has not previously provided services to AT&T.

               The Independent Fiduciary is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The Independent Fiduciary is a wholly owned subsidiary of Brock Capital Group.  The Independent Fiduciary currently manages, as independent employee benefit plan fiduciary, approximately $20 billion of employer securities that have been contributed to the Chrysler and General Motors voluntary employee beneficiary associations pursuant to the terms of PTE 2010-12 and PTE 2010-30.  The Independent Fiduciary was appointed independent fiduciary for those plans in connection with the prohibited transaction exemptions granted by the Department.  The Independent Fiduciary calls upon the services of members of Brock Capital Group who can provide the expertise required to carry out its fiduciary duties.

Employee Benefits Security Administration
October 18, 2012

               In addition, the Independent Fiduciary has extensive experience as an appraiser of the value of non-publicly traded securities, including securities of the same type as the Preferred Interests.  In the previously mentioned prohibited transaction exemption authorized by the Department, the Independent Fiduciary valued the initial contribution by Chrysler Group LLC of its notes and common shares to the UAW Retiree Medical Benefits Trust. The Independent Fiduciary continues to value those securities as the independent fiduciary with respect to those assets. The Independent Fiduciary has played a similar role as independent fiduciary for the UAW Retiree Medical Benefits Trust with respect to the common stock, preferred stock, and warrants contributed by General Motors Company, in a transaction that also received a prohibited transaction exemption from the Department. The Independent Fiduciary delivers updated valuations of the securities to the trustees of the UAW Retiree Medical Benefits Trust on an annual basis.  The Independent Fiduciary calls upon the services of members of Brock Capital Group who can provide the expertise required to appraise the value of employer securities contributed to employee benefit plans. The Independent Fiduciary’s team members include Stephen R. Wilson (former CFO of RJR Nabisco, The Reader's Digest Association, and Reckitt & Colman plc), Steven C. Baum (former Managing Partner of Marks Paneth & Shron), Norman H. Brown Jr. (former Managing Director of Donaldson Lufkin & Jenrette), Anthony A. Dreyspool (ERISA attorney and author of the book ERISA Fiduciary Law for Non-Lawyers), Alain Lebec (former Vice Chairman of Merrill Lynch Investment Banking), Donald Walkovik (former Senior Partner and Sullivan & Cromwell) and Charles O. Svenson (attorney and investment banker with Dewey Ballantine Busby Palmer & Wood, Goldman Sachs, and Donaldson Lufkin & Jenrette).

               The Independent Fiduciary will discharge its duties in accordance with the terms of Independent Fiduciary Agreement referred to above and the form of Investment Management Agreement referred to above (and successors to these documents).  Pursuant to the Independent Fiduciary Agreement, the Independent Fiduciary has, on behalf of the Plans, negotiated the terms and conditions of the Preferred Interests.  In addition, the Independent Fiduciary will negotiate and approve on behalf of the Plans any transaction documents between the Plans and AT&T involving the Preferred Interests that may be necessary in connection with the exemption transactions, as well as the ongoing management of such Preferred Interests, including but not limited to a Contribution Agreement, a copy of which is included as part of Exhibit D.  The Independent Fiduciary will authorize the trustee of the Plans to accept or dispose of the Preferred Interests, including by exercise of the Put Option or the Call Option, only after the Independent Fiduciary determines that it is consistent with the applicable transaction documents (the “Transaction Documents”).

Employee Benefits Security Administration
October 18, 2012

C.	Identity of the Representatives for the Plans and the Parties in Interest in Connection with the Exemption Transactions (29 CFR § 2570.34(a)(3)):

             As explained above, the Independent Fiduciary, as the independent fiduciary, represents the interests of the Trust, the Plans and their participants and beneficiaries.  The Independent Fiduciary does not represent AT&T or its interests.  AT&T is represented by its own officers, directors and by Sidley Austin LLP, as legal counsel.

                                             The Independent Fiduciary, however, has authorized AT&T to state that it has reviewed this application, and that it supports the grant of the exemption requested herein.

D.	Reasons that the Plans Would Have for Entering into the Exemption Transactions (29 CFR § 2570.34(a)(4)):

     1.          The Proposed Contribution Would Be Substantially in Excess of the Legally Required Plan Contributions and Would Allow AT&T to Enhance the Sound Funding of the Plans

            The value of the Preferred Interests substantially exceeds the amount of contributions that AT&T will be required to make to the Plans for 2013 and for a number of years thereafter.  Pursuant to section 412 of the Code, as amended by 2012 legislation discussed below, AT&T anticipates that its minimum required funding contribution for 2013 would be approximately $300 million.  If the proposed exemption is granted, AT&T will contribute Preferred Interests to the Trust in an amount equal to approximately $9.5 billion.  Therefore, the Trust will receive approximately $9.2 billion in excess of the legally required contributions to the Plans for 2013.  As described in Section I.B.2.(a)(5) above, the expected annual cash flow payable on the Preferred Interests alone would exceed the 2013 minimum required contribution.

             Because of capital structure requirements relating to AT&T’s business operations, AT&T could not be expected to make cash contributions substantially in excess of the minimum amount required to meet the funding requirements of section 412 of the Code.  If the requested exemption is granted, AT&T will be able to enhance the sound funding of the Plans by contributing substantially more than it is legally required to contribute at this time.

Employee Benefits Security Administration
October 18, 2012

             The importance of the Contribution is enhanced by the pension stabilization provisions included in the recently enacted legislation titled “Moving Ahead for Progress in the 21st Century” (“MAP-21”). MAP-21 significantly reduces the required minimum contributions to the Plans.  After enactment of MAP-21, AT&T’s required contribution for 2013 was significantly reduced, and is estimated to be approximately $300 million.

 2.          Each Preferred Interest Provides for a $1.75 Distribution.  The Preferred Interests will accrue cumulative distributions of $1.75 per Preferred Interest per annum, payable quarterly upon declaration by the Issuer. This return is very favorable given the returns that otherwise can be obtained on investments in the current market environment.  This distribution alone will provide an expected $560 million in annual cash flow to the Trust, approximately 11% of the Trust’s annual cash flow requirements to pay benefits, thereby substantially reducing the Trust’s need to liquidate other assets to pay benefits. Contribution of the Preferred Interests and their distribution rights would also reduce the necessary investment return on other Trust assets required to satisfy historic annual benefit payments, thus, providing greater security to participants and beneficiaries.  Absent the contribution of the Preferred Interests, the Trust would have to earn at least 9.3% on its existing investment portfolio to satisfy its historic annual benefit payments without requiring the Trust to liquidate additional assets.  However, due to the attractive, highly secure cash yield on the Preferred Interests, the remaining Trust assets would have to earn only 8%.

 3.          The Trust has an Interest in AT&T’s Financial Position.   AT&T currently owns all the equity interests in the Issuer, and the Issuer represents a substantial portion of the value of AT&T.  Not only will the Trust’s participants and beneficiaries benefit from the Contribution, but the Contribution would in effect dedicate a portion of this singularly valuable asset to satisfying the liabilities of the Plans.  AT&T thus believes that the Contribution may be viewed favorably by lenders and the capital markets, and will benefit its business operations by giving AT&T the flexibility to invest further in its business.  AT&T’s business success is, in turn, important to the continued existence of the Plans and their ability to pay their liabilities.  The benefit of the Contribution to AT&T’s business is  aligned with ERISA’s fiduciary provisions.

Employee Benefits Security Administration
October 18, 2012

E.	Prohibited Transaction Provisions From Which Relief is Sought and Reasons Why the Transactions Would Violate Each Such Provision (29 CFR § 2570.34(a)(5)):

AT&T requests exemptive relief from sections 406(a)(1)(A), 406(a)(1)(E), 406(a)(2), 406(b)(1) and 407(a) of ERISA with respect to the acquisition, holding and disposition of the Preferred Interests by the Plans.

Section 406(a)(1)(A) of ERISA provides that a fiduciary with respect to a plan shall not cause the plan to engage in a transaction if he knows or should know that such transaction constitutes a direct or indirect sale or exchange of any property between the plan and a party in interest.  Under DOL Regulation § 2509.94-3, an in-kind contribution to a defined benefit pension plan, because it reduces the funding obligation of the plan sponsor, would be prohibited under section 406(a)(1)(A) of ERISA.  Therefore, absent the requested relief, the proposed in-kind contribution of the Preferred Interests appears to violate section 406(a)(1)(A) of ERISA.  In addition, exercise of the Call Option or the Put Option (and other transactions contemplated by the Contribution Agreement) would appear to violate section 406(a)(1)(A) of ERISA.

Section 406(a)(1)(E) of ERISA provides that a fiduciary with respect to a plan shall not cause the plan to engage in a transaction if he knows or should know that such transaction constitutes a direct or indirect acquisition, on behalf of the plan, of any employer security in violation of section 407(a).  Section 406(a)(2) of ERISA prohibits a fiduciary who has authority or discretionary control of plan assets to permit the plan to hold any employer security if he knows or should know that holding such security violates section 407(a).  Section 407(a)(1) of ERISA states that a plan may not acquire or hold any employer security that is not a qualifying employer security.  Section 407(a)(2) of ERISA states that a plan may not acquire any qualifying employer security (or qualifying employer real property) if immediately after such acquisition the aggregate fair market value of the employer securities (and employer real property) held by the plan exceeds 10% of the fair market value of the assets of the plan.  Section 407(d)(5) of ERISA defines the term “qualifying employer security” to mean an employer security which is a stock, a marketable obligation, or an interest in certain publicly traded partnerships.

In the case of a plan other than an eligible individual account plan, an employer security will be considered a qualifying employer security only if such employer security satisfies the requirements of section 407(f)(1) of ERISA.  Section 407(f)(1) of ERISA states that stock satisfies the requirements of this paragraph if, immediately following the acquisition of such stock no more than 25% of the aggregate amount of stock of the same class issued and outstanding at the time of acquisition is held by the plan, and at least 50% of the aggregate amount of such stock is held by persons independent of the issuer.

Employee Benefits Security Administration
October 18, 2012

The Preferred Interests are not “qualifying employer securities” within the meaning of section 407(d)(5) of ERISA because they do not constitute stock, marketable obligations, or interests in a publicly traded partnership.  Furthermore, the Plans will hold 100% of the Preferred Interests.  In addition, as of December 31, 2011, the fair market value of the assets of the Trust was approximately $46 billion and, therefore it is anticipated that, the Contribution of the Preferred Interests will result in both Plans holding employer securities and employer real property in excess of 10% of their total assets immediately after the Contribution of the Preferred Interests.

Similarly, if the consideration paid to the Trust in connection with the exercise of the Put Option or the Call Option is in the form of shares of AT&T Shares, even though the AT&T Shares would be “qualifying employer securities,” their value may well exceed 10% of the total assets of  both Plans, and it may not be in the best interests of the Plans to require an immediate forced sale of such AT&T Shares at any particular point in time.

Section 406(b)(1) of ERISA provides that a fiduciary with respect to a plan shall not deal with the assets of the plan in his or her own interest or for his or her own account.  It is possible that the Contribution could violate that section of ERISA because of any ancillary benefits to AT&T of the excess funding to the Trust.

Employee Benefits Security Administration
October 18, 2012

F.	The Exemption Transactions are Customary in the Industry or Class Involved (29 CFR § 2570.34(a)(6)):

A number of prohibited transaction exemptions have been granted by the Department of Labor which expressly permit transactions similar to the transactions subject to this request.  See Prohibited Transaction Exemption 95-25 (60 FR 14006; Mar. 15, 1995), General Motors Corporation (permitting the contribution of publicly traded Class E common stock to defined benefit plan and certain subsequent sales or exchanges of such shares between such plans and General Motors or other plans maintained by General Motors); Prohibited Transaction Exemption 2003-26 (68 FR 49792, Aug. 19, 2003), Northwest Airlines (permitting (i) the in-kind contribution to certain defined benefit plans of the non-public common stock of a brother-sister company by Northwest (or an affiliate thereof), (ii) the holding of the common stock by the plans, (iii) the sale of the common stock by the plans to Northwest, and (iv) the acquisition, holding, and exercise by the plans of a put option granted to the plans by Northwest); Prohibited Transaction Exemption 2005-04 (70 FR 5703, Feb. 3, 2005), Wheeling-Pittsburgh Steel Corporation (permitting (i) the initial acquisition of publicly-traded employer stock through the in-kind contribution of such stock, and subsequent in-kind acquisitions of such stock, to a retiree welfare plan for the purpose of pre-funding benefits provided by the plan and (ii) the holding by the plan of the employer stock acquired pursuant to the contributions); Prohibited Transaction Exemption 2006-19 (71 FR 70992, Dec. 7, 2006), Kaiser Aluminum Corporation (permitting (i) the acquisition by welfare benefit plans of certain publicly traded common stock issued by Kaiser through an in-kind contribution by Kaiser of such stock, for the purpose of prefunding certain welfare benefits, (ii) the holding by the plans of such stock, and (iii) the management of such stock, including the voting and disposition of such stock, by an independent fiduciary designated to represent the interests of the plans with respect to the transactions); Prohibited Transaction Exemption 2010-08 (75 FR 14192, Mar. 24, 2010), as amended by Prohibited Transaction Exemption 2011-13 (76 FR 34253, June 13, 2011), Ford Motor Company (permitting, in relevant part, (i) the acquisition, holding, and disposition of certain employer securities (which include two Ford notes, warrants to acquire Ford common stock, such stock that may be acquired pursuant to the warrants, and, at Ford's discretion, interests in the wholly-owned LLC holding the notes and warrants) by Ford retiree welfare plans and (ii) certain transactions resulting from the exercise by Ford or the plans of certain rights and obligations under a right of first offer or self-tender; Prohibited Transaction Exemption 2010-12 (75 FR 21668, Apr. 26, 2010), Chrysler LLC (permitting, in relevant part, (i) the acquisition by a retiree welfare plans non-public LLC interests of Chrysler and a note issued by Chrysler, (ii) the holding of the LLC interests and then by the plan, (iii) the disposition of the LLC interests and the note, and (iv) the sale by the retiree welfare plans to Fiat (Chrysler’s parent corporation) of shares pursuant to its exercise of a call option and/or a first offer right described in a Chrysler operating agreement); and Prohibited Transaction Exemption 2010-30 (75 FR 62879, Oct. 13, 2010), UAW General Motors Company Retiree Medical Benefits Plan and the UAW Retiree Medical Benefits Trust (permitting, in relevant part, (i) the acquisition by the plan and trust of: (a) shares of common stock of General Motors, (b) shares of non-public Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors, (c) a non-public note issued by General Motors and assigned to General Motors Holdings, LLC, (d) non-public warrants to acquire General Motors common stock, and (e) additional shares of General Motors common stock acquired pursuant to (1) the independent fiduciary’s exercise of the warrants, and (2) an adjustment, substitution, conversion or other modification of General Motors common stock in connection with a reorganization, restructuring, recapitalization, merger, or similar corporate transaction, subject to certain conditions, (ii) the holding by the plan of such securities, and (iii) the disposition of such securities).  Thus, the proposed exemption transactions appear to be customary.

Employee Benefits Security Administration
October 18, 2012

G.	The Exemption Transactions are not nor have been the Subject of an Investigation or Enforcement Action by the Department of Internal Revenue Service (29 CFR § 2570.34(a)(7)):

 The exemption transactions are not and have not been the subject of investigations or enforcement actions by the Department of Labor or the Internal Revenue Service.

H.	Hardship or Economic Loss to the Applicant, the Plans and their Participants and Beneficiaries if the Exemptions Are Denied (29 CFR § 2570.34(a)(8)):

 AT&T always has satisfied its funding obligations and has never asked for a waiver of those obligations.  In fact, AT&T generally has voluntarily funded its pension obligations in advance of the required dates.  For example, AT&T made a voluntary $1 billion cash contribution in 2011.  AT&T’s financial statements must show the liabilities for the Plans pursuant to accounting standards.  The Contribution, by dedicating an interest in AT&T’s most valuable business to the satisfaction of such liabilities, would result in an enhanced financial position for AT&T.  By making the Contribution to the Trust, AT&T can increase the funded status of the Plans without diluting shareholder value and without negatively impacting its capital structure or credit rating.

 The loss to the Plans if the proposed exemption is denied is that the Plans will not have the enhanced funding level that the Contribution would provide and the Plans will not have the increased cash income generated by the expected $1.75 annual distribution on each Preferred Interest.

II.	INFORMATION PROVIDED PURSUANT TO 29 CFR § 2570.34(b)

A.	Required Statements (29 CFR § 2570.34(b)(1)):

     1.   Explanation as to Why the Exemptions Are Administratively Feasible (29 CFR § 2570.34(b)(1)(i)):

              The Contribution is a one-time transaction.  During the time that the Plans own the Preferred Interests, the Independent Fiduciary, as independent fiduciary and investment manager, will have investment discretion with respect to the holding and disposition of the Preferred Interests and will act solely in the interests of the Trust, the Plans and their participants and beneficiaries.  The Plans will pay no fees or expenses (other than those charged by the Independent Fiduciary as independent fiduciary and investment manager and certain expenses for the Independent Fiduciary’s legal counsel), commissions or other expenses in connection with the Contribution or the purchase of the Preferred Interests by AT&T Inc. (or any other Purchaser in the case of the Call Option, as applicable) pursuant to the Put Option or the Call Option.  The terms of the Put Option and the Call Option are fixed and have been negotiated at arm’s length, and require little additional diligence once a decision to exercise has been made.  Thus, administration of the exemption transactions will not result in any extraordinary burden or cost to the Plans and, therefore, the requested exemption is administratively feasible.

Employee Benefits Security Administration
October 18, 2012

 2.           Explanation as to Why the Exemptions Are in the Interests of the Plans and Their Participants and Beneficiaries (29 CFR § 2570.34(b)(1)(ii)):

             The Plans and the Plans’ more than 600,000 participants and beneficiaries will benefit from the substantial, additional funding of the Plans.  As described above, if the proposed exemption is granted, AT&T Inc. will contribute Preferred Interests in an amount equal to approximately $9.5 billion to the Trust, which is $9.2 billion in excess of the legally required contribution.  In addition, the Plans and the Plans’ participants and beneficiaries will benefit from the expected $1.75 annual cash distribution on each Preferred Interest.

 3.           Explanation as to Why the Exemptions Are Protective of the Rights of the Participants and Beneficiaries of the Plans (29 CFR § 2570.34(b)(1)(iii)):

              The enhanced funding provided by the Contribution adds protection to the rights of the participants and beneficiaries under the Plans to the timely receipt of benefits.  Moreover, the exemption will be conditioned on safeguards that will protect the rights of the Plans’ participants and beneficiaries.  The Independent Fiduciary, an independent fiduciary, has acted on behalf of the Plans for all purposes related to the exemption transactions and has determined that the exemption transactions are in the Plans’ and participants’ best interests.  In addition, the Independent Fiduciary will retain investment discretion regarding the Plans’ continued holding and future disposition of the Preferred Interests, subject to the terms of the Transaction Documents.

B.	Notification of Interested Parties (29 CFR § 2570.34(b)(2)):

 1.           Description of Interested Parties (29 CFR § 2570.34(b)(2)(i)):

Employee Benefits Security Administration
October 18, 2012

           The interested parties are the participants of the Plans.

 2.           Manner in Which Notice Will Be Provided (29 CFR § 2570.34(b)(2)(ii)):

               Based on the large number of interested parties, notice will be provided to all interested parties in the manner agreed upon by the Department of Labor and AT&T.

 3.           Time Frame in Which Notice Will be Provided (29 CFR § 2570.34(b)(2)(iii)):

       Based on the large number of interested parties, notice will be provided to all interested parties during the time frame agreed upon by the Department of Labor and AT&T.

C.	No Related Advisory Opinion has been Requested (29 CFR § 2570.34(b)(3)):

               No advisory opinion has been requested from the Department of Labor with respect to any issue relating to this exemption application.

D.	Information Regarding Individuals Signing the Application (29 CFR § 2570.34(b)(4)):

 1.           Identity (29 CFR § 2570.34(b)(4)(i)):

   Robert A. Ferencz and Beth J. Dickstein are partners of Sidley Austin LLP, counsel to AT&T and the Plans.

 2.           Familiarity with Transactions (29 CFR § 2570.34(b)(4)(ii)):

              Robert A.  Ferencz and Beth J. Dickstein have advised AT&T and the Plans with respect to the exemption transactions, actively took part in the preparation of this exemption application, and are familiar with all supporting documents.

E.	Penalty of Perjury Declaration (29 CFR § 2570.34(b)(5)):

                  The penalty of perjury declaration is attached as Exhibit A.

III.	SPECIALIZED STATEMENTS FROM THE QUALIFIED INDEPENDENT APPRAISER PROVIDED PURSUANT TO 29 CFR § 2570.34(c)

The Independent Fiduciary serves as the qualified independent appraiser acting solely on behalf of the Trust, the Plans, and the Plans’ participants and beneficiaries.  The information required by 29 CFR § 2570.34(c) is incorporated into its report attached as Exhibit B.

Employee Benefits Security Administration
October 18, 2012

IV.	REQUIRED STATEMENTS FROM THE QUALIFIED INDEPENDENT FIDUCIARY PURSUANT TO 29 CFR § 2570.34(d)

The statement required by 29 CFR § 2570.34(d) from the Independent Fiduciary, as the qualified independent fiduciary engaged to represent the interests of the Trust, the Plans, and the participants, including the information required by 29 CFR § 2570.34(d), is attached as Exhibit B.

V.	SPECIALIZED STATEMENTS, AS APPLICABLE FROM OTHER THIRD-PARTY EXPERTS PURSUANT TO 29 CFR § 2570.34(e)

No specialized statements from any other third-party expert is included with this application.

VI.	DRAFT OF THE REQUESTED EXEMPTION PURSUANT TO 29 CFR § 2570.34(f)

A draft of the proposed exemption is attached as Exhibit C.

VII.	INFORMATION PROVIDED PURSUANT TO 29 CFR § 2570.35(a)

A.	Name of Plan, Telephone Number and Type of Plan to Which the Exemption Applies (29 CFR § 2570.35(a)(1)):

 The Trust and Plans participating in the Trust are as follows:

 Trust:

SBC Master Pension Trust
AT&T Inc.
208 S. Akard St.
Dallas, TX 75202
(210) 351-3333
Master trust, plan number: 020

                                 Plans:

AT&T Pension Benefit Plan
AT&T Inc.
208 S. Akard St.
Dallas, TX 75202
(210) 351-3333
Defined benefit plan, plan number: 006

Employee Benefits Security Administration
October 18, 2012

AT&T Puerto Rico Pension Benefit Plan
AT&T Inc.
208 S. Akard St.
Dallas, TX 75202
(210) 351-3333
Defined benefit plan, plan number: 007
(Puerto Rico Trust: AT&T Puerto Rico Pension Benefit Plan Trust)

B.	Employer Identification Number and Plan Number Used by the Plans for Reporting Purposes (29 CFR § 2570.35(a)(2)):

 The Employer Identification Number for the Trust is 43-1301883.  The Plan numbers for both of the Plans are set forth in the response contained in Part VII.A. above.

C.	No Prior Violations of the Exclusive Benefit Rule (29 CFR § 2570.35(a)(3)):

 Neither the Trust nor the Plans have been found by the Department of Labor, the Internal Revenue Service, or a court to have violated the exclusive benefit rule of section 401(a) of the Code, section 4975(c)(1) of the Code, section 406 or 407(a) of ERISA or 5 U.S.C. 8477(c)(3).

D.	Description of Prior Prohibited Transaction Exemption Relief Has Been Requested or Granted (29 CFR § 2570.35(a)(4)):

 Predecessors in interest to certain of the Plans and to AT&T received PTE 84-142.  We are not aware of any other exemptions.

E.	No Prior Lawsuits or Criminal Actions Concerning Conduct as a Fiduciary or Party in Interest (29 CFR § 2570.35(a)(5)):

 Neither AT&T nor the Issuer is currently, or has been within the last five years, a defendant in any lawsuit or criminal action concerning conduct as a fiduciary or party in interest with respect to any plan.

Employee Benefits Security Administration
October 18, 2012

F.	No Prior Criminal Convictions (29 CFR § 2570.35(a)(6)):

 Neither AT&T nor the Issuer has, within the last thirteen years, been either convicted or released from imprisonment, whichever is later, as a result of: any felony involving abuse or misuse of such person's position or employment with an employee benefit plan or a labor organization; any felony arising out of the conduct of the business of a broker, dealer, investment adviser, bank, insurance company or fiduciary; income tax evasion; any felony involving the larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities; conspiracy or attempt to commit any such crimes or a crime of which any of the foregoing crimes is an element; or any other crime described in section 411 of ERISA.

G.
No Prior Investigations, Examinations or Litigation Involving the Department, the Service the Justice Department, the Pension Benefit Guaranty Corporation or the Federal Retirement Thrift Investment Board (29 CFR § 2570.35(a)(7)):

 Neither the Plans, AT&T, nor the Issuer have been, within the last five years, under investigation or examination by, or have been engaged in litigation or a continuing controversy with, the Department of Labor, the Internal Revenue Service, the Justice Department, the Pension Benefit Guaranty Corporation, or the Federal Retirement Thrift Investment Board involving compliance with the provisions of ERISA, provisions of the Code relating to employee benefits plans, or provisions of the Federal Employees’ Retirement System Act of 1986, as amended (FERSA), relating to the Federal Thrift Saving Fund, other than routine regulatory audits.

H.	No Reportable Events (29 CFR § 2570.35(a)(8)):

 None of the Plans have experienced a “reportable event,” as defined in section 4043 of ERISA.

I.	No Notice of Intent to Terminate (29 CFR § 2570.35(a)(9)):

 No notice of intent to terminate has been filed under section 4041 of ERISA with respect to the Plans.

Employee Benefits Security Administration
October 18, 2012

J.	Names, Addresses, and Taxpayer Identification Numbers of Parties in Interest (29 CFR § 2570.35(a)(10)):

AT&T Inc.
208 S. Akard St. Dallas, TX 75202
EIN: 43-1301883

AT&T Mobility II LLC
1025 Lenox Park Blvd, NE Atlanta, GA, 30319
EIN: 84-1659970

K.	Estimated Number of Participants and Beneficiaries Affected (29 CFR § 2570.35(a)(11)):

 Below is the approximate number of participants and beneficiaries affected by the requested exemption as of the date of the application for each Plan:

 AT&T Pension Benefit Plan                                                                                     602,752

 AT&T Puerto Rico Pension Benefit Plan                                                               1,514

L.	Percentage of Fair Market Value of Total Assets of Each Affected Plan (29 CFR § 2570.35(a)(12)):

 Below is the percentage of the fair market value of the total assets of each participating plan that will be invested in the Preferred Interests after the consummation of the Contribution:

 AT&T Pension Benefit Plan                                                                                     18%

 AT&T Puerto Rico Pension Benefit Plan                                                               18%

M.	Transactions Have Not Yet Been Consummated (29 CFR § 2570.35(a)(13)):

 The exemption transactions have not yet been consummated.

N.	Additional Information if the Transaction Has Already Been Consummated (29 CFR § 2570.35(a)(14)):

Employee Benefits Security Administration
October 18, 2012

 This additional information is not required to be provided since the transactions have not yet been consummated.

O.
Names of Persons Who Have Investment Discretion Over Any Assets Involved in the Transactions and the Relationship of Each Such Person to the Parties in Interest Involved in the Transactions and the Respective Affiliates (29 CFR § 2570.35(a)(15)):

 The Independent Fiduciary will have sole investment discretion over the Contribution and the ongoing management and disposition of the Preferred Interests while they are held by the Trusts, subject to the terms of the Transaction Documents.  The Independent Fiduciary has no relationship to any of the parties interest involved in the exemption transactions or to any of their respective affiliates.

P.	Description of Loans and Leases to Parties in Interest Involved in the Exemption Transactions, and Investments in Securities Issued by any Such Party In Interest (29 CFR § 2570.35(a)(16)):

 The assets of the Trust are invested, in part, in employer securities issued by AT&T.  As of the 2011 year-end, the aggregate fair market value of these investments was $68,334,000, which constituted approximately 0.15% of the fair market value of the Trust’s total assets.  It is AT&T’s belief that these investments are covered under the statutory exemption described in section 408(e) of ERISA.

Q.	Approximate Fair Market Value of Each of the Plan’s Total Assets (29 CFR § 2570.35(a)(17)):

 Below is the approximate fair market value of the total assets of the Plans as of the 2011 year-end (and prior to the Contribution):

 AT&T Pension Benefit Plan                                                                                     $45.9 billion

 AT&T Puerto Rico Pension Benefit Plan                                                               $21 million

R.	Persons Who Will Bear the Costs of this Application and of Notifying the Interested Persons (29 CFR § 2570.35(a)(18)):

 AT&T will bear all costs of this exemption application, including any costs of providing notice to interested persons.

Employee Benefits Security Administration
October 18, 2012

S.	Names of Persons Who Will Bear the Costs of the Fees Payable to the Independent Fiduciary (29 CFR § 2570.35(a)(19)):

 The fees and expenses related to the Independent Fiduciary’s services as the independent fiduciary with respect the exemption transactions are borne by the Plans.  For convenience, AT&T may pay the Independent Fiduciary’s fees and expenses and will be reimbursed by the Plans.

VIII.	INFORMATION PROVIDED PURSUANT TO 29 CFR § 2570.35(b)

A.	Copies of Documents 29 CFR § 2570.35(b)(1):

 All relevant documents are attached as Exhibit D.

B.	Discussion of Relevant Documents 29 CFR § 2570.35(b)(2):

 The attached documents and their relationship to the requested exemption is as follows:

1.           Independent Fiduciary Agreement:  This document contains the terms and conditions that govern the duties of the Independent Fiduciary as the independent fiduciary with respect to the Plans’ decision to accept the Preferred Interests and AT&T’s obligations to cooperate with the Independent Fiduciary in carrying out its duties.   This document was executed by AT&T Services, Inc., an affiliate of AT&T Inc., that acts as the administrator and named fiduciary of the Plans.  Pursuant to this agreement, the Independent Fiduciary has negotiated the terms of the Preferred Interests and the Contribution Agreement, which includes the Put Option and the Call Option.

2.           Contribution Agreement:  This document contains the provisions relating to the acceptance by the Plans of the Preferred Interests and AT&T’s (and other Purchasers’) commitments with respect thereto, including the Put Option, the Call Option and AT&T’s obligation to register any AT&T Shares that are received by the Plans pursuant to exercise of the Put Option or the Call Option.

3.           Investment Management Agreement:  This document contains the terms and conditions pursuant to which the Independent Fiduciary is engaged as independent fiduciary to manage the Plans’ rights and obligations with respect to the holding and disposition of the Preferred Interests once they have been contributed to the Trust.

Employee Benefits Security Administration
October 18, 2012

4.          Registration Rights Agreement:  This document contains the terms and conditions relating to the rights of the Trust to cause AT&T Inc. to register any AT&T Shares that are  received by the Plans pursuant to exercise of the Put Option or the Call Option.

C.	Most Recent Financial Statements for the Plans 29 CFR § 2570.35(b)(3):

 The most recent financial statements for the Plans are attached as Exhibit E.

D.	No Net Worth Statement Required 29 CFR § 2570.35(b)(4):

 Because no party in interest is providing a personal guarantee with respect to the exemption transactions, no net worth statement is required pursuant to 29 CFR § 2570.35(b)(4).

If you have any questions regarding this application, please contact the Robert A. Ferencz at (312) 853-7682 or Beth J. Dickstein at (312) 853-6093, both of whom have authority to address any questions from the Department regarding this exemption application.

Very truly yours,

Robert A. Ferencz

Beth J. Dickstein

CH1 5883913v.23